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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     June 3, 2004


                         Shelbourne II Liquidating Trust
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

         0-16341                                        14-6254176
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(Commission File Number)                    (I.R.S. Employer Identification No.)


7 Bulfinch Place, Suite 500, Boston, Massachusetts                      02114
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets

     On June 3, 2004, Shelbourne II Liquidating Trust ("Shelbourne") sold its Commerce Plaza property located in Richmond, Virginia for a gross purchase price of $7,600,000. The property was sold to two unaffiliated third parties. After satisfying the loan payable by Shelbourne to Shelbourne I Liquidating Trust and Shelbourne III Liquidating Trust in the amounts of $1,349,690 and $5,373,167, respectively and other closing cost, net proceeds to Shelbourne were approximately $555,163.

     As a result of this sale, the remaining assets of Shelbourne are its shopping center located in Matthews, North Carolina and a 50% ownership interest in an office building located in Seattle, Washington.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 7th day of June, 2004.


                                     Shelbourne II Liquidating Trust


                                     By: /s/ Arthur N. Queler
                                         --------------------
                                             Arthur N. Queler
                                             Trustee